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                              SETTLEMENT AGREEMENT
                                       AND
                                 MUTUAL RELEASE

         This agreement is made and entered into this 10th day of February, 2006, by and between Howard Salamon d/b/a Salamon Brothers ("Salamon") and CirTran Corporation ("CirTran").

                                    Recitals

         A. Salamon is an individual who does business in his own name and under the name "Salamon Brothers."

         B. CirTran is a Nevada corporation. CirTran maintains its principal place of business in Utah.

         C. On February 26, 2003, Salamon filed a complaint against CirTran in the United States District Court, Eastern District of New York, entitled "Howard Salamon d/b/a Salamon Brothers, Plaintiff, vs. CirTran Corporation, Defendant," case no. 2:03-cv-00948-JS-ARL. On April 7, 2003, CirTran filed a motion objecting to the jurisdiction of the Eastern District of New York. On May 9, 2003, Salamon voluntarily dismissed the lawsuit in the Eastern District of New York

         D. On September 11, 2003, Salamon re-filed the lawsuit in the United States District Court for the District of Utah, Central Division, case no. 2:03-cv-00787-TS-SA. The Complaint asserts claims for Specific Performance and Breach of Contract seeking to recover a fee to be paid in the form of restricted shares of CirTran common stock that allegedly became due on November 5, 2002, based on a $5 million equities financing transaction that occurred between CirTran and third-party Cornell Capital Partners L.P. ("Cornell") on that date.

         E. On October 10, 2003, CirTran filed an Answer to the Complaint denying the material allegations thereof and asserting various affirmative defenses.

         F. On December 13, 2004, Salamon filed a Supplemental Complaint in the District of Utah in which he added claims for Specific Performance and Breach of Contract seeking to recover an additional fee from a second equities financing transaction that occurred between CirTran and Cornell on May 12, 2004.

         G. On January 26, 2005, CirTran filed an Answer to the Supplemental Complaint denying the material allegations of the Supplemental Complaint and asserting various affirmative defenses.

         H. The claims asserted in the Complaint and Supplemental Complaint allege that CirTran is obligated to pay Salamon these fees pursuant to a Financial Consulting Agreement dated October 2, 2002. Salamon alleges that his fees became due and owing on the date of each of CirTran's transactions with Cornell, as recited above, and that CirTran has failed to pay the fee by


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issuance of the restricted shares of CirTran common stock required by the parties' contracts.

         I. The parties hereto disagree whether and to what extent CirTran is liable to Salamon for the claims asserted in the Complaint and Supplemental Complaint. Nevertheless, the parties have agreed to a settlement of the claims asserted in these actions on the terms stated herein.

         NOW THEREFORE, pursuant to these Recitals, and for and in consideration of the terms and conditions of this agreement, the mutual benefits to be derived herefrom, and other good and valuable consideration, the parties agree as follows:

         1.       Shares of Common Stock.

                  a. Issuance of CirTran Stock. Not later than four (4) business days following the execution of this agreement by all of the parties hereto, CirTran shall deliver to Salamon a certificate (the "Certificate") representing four million (4,000,000) shares (the "Shares") of CirTran common stock. This Certificate will bear the restrictive legend required by Rule 144.

                  b. Removal of the Restrictive Legend. Upon tender by Salamon to CirTran or its counsel of (i) the Certificate signed by Salamon, and
(ii) the Rule 144(k) Representations in the form attached hereto as Exhibit A, CirTran shall cause its counsel to deliver an opinion to CirTran's transfer agent, with a copy to Salamon, stating that the restrictive legend on the Certificate may be removed, which opinion shall be issued within two (2) business days after receipt of the signed Certificate and Rule 144(k) Representations. CirTran shall immediately thereafter cause its transfer agent to cancel the Certificate bearing the restrictive legend and issue to Salamon a new certificate representing the Shares without a restrictive legend.

                  c. Ownership of Shares. CirTran hereby acknowledges that it is issuing these Shares in connection with this settlement as payment of Salamon's fee, that this fee was earned by Salamon on November 5, 2002, the date on which CirTran closed an equity financing transaction with Cornell, that the Company should have paid this fee on that date, and that Salamon was entitled to receive the fee as of that date.

         2.       Warrants to Purchase Common Stock.

                  a. Issuance of Warrants. Not later than five (5) business days following the execution of this agreement by all of the parties hereto, CirTran shall deliver the following to Salamon:


                           i. A Warrant for Howard Salamon to purchase 5,250,000 shares of CirTran common stock at a strike price of five cents per share that shall remain open for 5 years following the date of issuance of the Warrant. This Warrant shall be in the form attached hereto as Exhibit B.


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                           ii.      A Warrant for Melissa A. Cohen to purchase
         1,750,000 shares of CirTran common stock at a strike price of five cents per share that shall remain open for 5 years following the date of issuance of the Warrant. This Warrant shall be in the form attached hereto as Exhibit C.

                  b. Piggy-Back Registration Rights. Not later than 6 months following the date of execution of this agreement by all of the parties hereto, CirTran shall prepare and file with the U.S. Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") and shall include in the Registration Statement the resale by the Holders (as that term is defined in the Warrants attached hereto) of the shares of common stock (the "Underlying Shares") issuable upon exercise of the Warrants. CirTran shall use its best efforts to have the Registration Statement declared effective by the SEC, and Salamon shall cooperate and assist CirTran by providing whatever information may be necessary or requested by the SEC. CirTran does not represent or warrant that the Registration Statement will be declared effective or that the SEC will allow it to remain effective for any period of time. CirTran shall send a copy of the Registration Statement to Salamon when it is filed with the SEC.

                  c. Investment Representations and Warranties. Because the issuance of the Warrants by the CirTran to Salamon constitutes a transaction in securities, to further induce CirTran's issuance of the Warrants, Salamon hereby represents and warrants to CirTran and its agents and attorneys as follows:

                           i.       Accredited Status. Salamon is an "Accredited

         Investor" as that term is defined in Regulation D under the Securities Act.

                           ii. Sole Party in Interest. Salamon is the sole and true party in interest, and no person or entity other than Salamon and Melissa A. Cohen have or will have upon the issuance of the Warrants any beneficial ownership interest in the Warrants or any portion of the Warrants, whether direct or indirect.

                           iii. Investment Purpose. Salamon represents that he is acquiring the Warrants for his own account for investment purposes and not on behalf of any other person or entity or for or with a view to resale or distribution.

                           iv. Knowledge and Experience. Salamon has been advised, to his satisfaction and understanding, with respect to the advisability of an investment in CirTran. Salamon is experienced in evaluating and making speculative investments, and has the capacity to protect his interests in connection with the acquisition of the Warrants and any share issued thereunder. Salamon has such knowledge and experience in financial and business matters in general, and investments in the manufacturing industry in particular, that Salamon is capable of evaluating the merits and risks of Salamon's investment in CirTran. Salamon has been informed that an investment in CirTran is


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         speculative and has concluded that Salamon's proposed investment is appropriate in light of his overall investment objectives and financial situation.

                           v. Investment Advisors. Salamon represents that no investment advisor or Salamon representative has been consulted or retained in connection with Salamon's decision to obtain the Warrants.

                           vi. Exclusive Reliance on this Agreement. In making the decision to obtain the Warrants, Salamon has relied exclusively upon information included in this Agreement, and investigations made by Salamon, and not on any other representations, promises or information, whether written or verbal, by any person.

                           vii. Accuracy of Representations and Information. All representations made by Salamon in this Agreement and all documents and instruments related to this Agreement, and all information provided by Salamon to CirTran concerning Salamon and his respective financial positions is correct and complete as of the date hereof. If there is any material change in such information before the actual issuance of the Warrants, Salamon immediately will provide such information to CirTran. Salamon specifically acknowledges that CirTran will rely on these representations contained in this Section 2.c. in connection with CirTran's ability to issue the Warrants.

                           viii. No Representations. None of the following have ever been represented, guaranteed, or warranted to Salamon or Melissa A. Cohen by CirTran or any of its employees, agents, representatives or affiliates, or any broker or any other person, including Salamon, expressly or by implication:

                                    (a) The approximate or exact length of time that Salamon or Melissa A. Cohen will be required to remain as owner of the Shares and the Warrants;

                                    (b) The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the Shares and the Warrants; or

                                    (c) The past performance or experience on the part of the Company or any affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an investment in the Shares and the Warrants.

         3. Release by Salamon. In exchange for this agreement, Salamon and his agents, successors and assigns, hereby irrevocably and unconditionally release and forever discharge CirTran, its successors, assigns, officers, directors, owners, employees, insurers, agents, representatives, and attorneys,


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and all persons acting by, through, under or in concert with them, or any of them, including Iehab Hawatmeh, from any and all actions, causes of action, suits, claims, rights, damages, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent which he now has, owns or holds, or claims to have, own or hold, or at any time heretofore had, owned or held, or claimed to have, own or hold, or may hereafter have, own or hold, or claim to have, own or hold, arising out of conduct or matters occurring prior to the date of this agreement.

         It is the intention of the parties that CirTran shall have no further obligation to Salamon. CirTran is free to engage in financing arrangements of its choosing with any party of its choosing without incurring any obligation to pay a fee to Salamon or give him some other consideration. Salamon hereby acknowledges that all obligations owed by CirTran pursuant to any contract he has or may have had with CirTran, including but not limited to the Financial Consulting Agreement dated September 20, 2001, and the Letter of Agreement dated October 2, 2002, are by this agreement irrevocably and unconditionally discharged and satisfied in full.

         4. Release by CirTran. In exchange for this agreement, CirTran and its officers, agents, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Salamon and his insurers, agents, representatives, and attorneys, and all persons acting by, through, under or in concert with them, or any of them, from any and all actions, causes of action, suits, claims, rights, damages, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent which they now have, own or hold, or claim to have, own or hold, or at any time heretofore had, owned or held, or claimed to have, own or hold, or may hereafter have, own or hold, or claim to have, own or hold, arising out of conduct or matters occurring prior to the date of this agreement.

         5. Dismissal of Action. Concurrent with the execution of this agreement by all of the parties hereto, the parties will execute, through their respective attorneys, and file with the United States District Court a Request for Dismissal and proposed Order of Dismissal, in the form attached hereto as Exhibit D, requesting that the court dismiss the Complaint and Supplemental Complaint with prejudice with each party to bear its own attorneys' fees and costs. By executing this Settlement Agreement, the parties each hereby authorize and instruct their respective attorneys to execute and file the Request for Dismissal and proposed Order of Dismissal attached hereto.

         6. Notices and Delivery. Any notice to be given to any party shall be served by U.S. Mail, certified, return receipt requested, and shall be deemed complete on the date the notice is received by the recipient as indicated on the return receipt. The deliveries required under paragraphs 1 and 2, above, shall be done by Federal Express next business day delivery with a tracking number. Deliveries and notice shall be given as follows, unless written notice of change of address is given to all parties:

         If to Salamon:


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                  Howard Salamon
                  20 Margaret Avenue
                  Lawrence, New York  11559
                  (516) 371-9440

                  with a copy to:

                  Eric W. Berry, Esq.
                  Eric W. Berry PC
                  132 Nassau Street, Suite 1310
                  New York, New York 10038

         If to CirTran:

                  CirTran Corporation
                  Attn:  Iehab Hawatmeh
                  4125 South 6000 West
                  West Valley City, Utah  84128

                  with a copy to:

                  David W. Tufts, Esq.
                  Durham Jones & Pinegar
                  111 East Broadway, Suite 900
                  P.O. Box 4050
                  Salt Lake City, Utah  84111-4050


         7. Consideration. The parties hereto acknowledge and agree that good and valuable consideration has been given for the covenants and agreements set forth herein and that each party has been fully advised (to the extent that they have deemed necessary) regarding this agreement and their respective claims by competent legal counsel of their choosing.

         8. No Admission of Liability. The parties agree that this agreement is entered into in settlement of disputed claims, and execution of this agreement shall not be deemed to be an admission of liability or an admission against interest by any party hereto.

         9. Non-assignment. The parties each warrant and represent that there has been no assignment, sale, or transfer of any of the claims being released hereby and that their execution of this agreement constitutes a full and complete release and discharge of those claims. The parties each warrant and represent that there has been no prior assignment of the assets being transferred hereunder.


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         10.      Full and Independent Knowledge. Each party hereto represents that it has been represented by an attorney in connection with the preparation and review of this agreement, that its representative has specifically discussed with its attorney the meaning and effect of this agreement and that its representative has carefully read and understands the scope and effect of each provision contained herein. Each party hereto further represents that it does not rely and has not relied upon any representation or statement made by the other party hereto or any of its representatives with regard to the subject matter, basis or effect of this agreement and has voluntarily entered into this agreement.

         11. Successors. This agreement shall be binding upon and inure to the benefit of the administrators, successors and assigns of each of the parties.

         12. Preparation of This Agreement and Construction of its Terms. The parties agree that each of them have, through their attorneys, participated in and contributed to the preparation of this agreement. The parties agree that this agreement shall be regarded and deemed as having been prepared jointly by the parties hereto. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any party thereto by virtue of who may have drafted such provision.

         13. Amendment to This Agreement. This agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except by a writing executed by an authorized representative of each party hereto.

         14. Further Assurances. Each of the parties, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

         15. Authorization. Any person signing this agreement for or on behalf of an entity other than a natural person does by said signature warrant that he or she is duly authorized by said entity to undertake such action on its behalf, and that such signature is the valid and binding act of that entity.

         16. Attorneys' Fees. If any action is brought because of any breach of or to enforce, interpret, rescind, or terminate any of the provisions of this agreement, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys' fees and court costs incurred in connection with such action, the amount of which shall be fixed by the court and made a part of any judgment rendered.

         17. Entire Agreement. This agreement sets forth the entire agreement between the parties and supersedes any and all prior contracts, agreements or understandings between the parties pertaining to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release as of the date first shown above.


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         CirTran:                        CIRTRAN CORPORATION


                                         By:   /s/ Iehab Hawatmeh
                                             -----------------------------
                                             Iehab Hawatmeh, President

         Salamon:
                                              /s/ Howard Salamon
                                             -----------------------------
                                             Howard Salamon, an individual,
                                             d/b/a Salamon Brothers










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                                    EXHIBIT A

Rule 144(k) Representations
---------------------------
To CirTran Corporation

Re:      Removal of Restrictive Legend Pursuant to Rule 144(k)

         Howard Salamon
         20 Margaret Avenue
         Lawrence, New York  11559
         (516) 371-9440

Total Number of Shares:  4,000,000    Certificate Number ___________________

Gentlemen:

         This letter is submitted to the Company in connection with my request that the restrictive legend on the certificate(s) representing the above identified securities (the "Securities") be removed pursuant to Rule 144 promulgated under the Securiteis Act of 1933 ("Rule 144"). In connection herewith, the undersigned represents and warrants to the Company as follows:

     1. The undersigned is not and has not during the preceding three months of the date of this letter been an affiliate of the Company, within the meaning of Rule 144(a)(1), (i.e. a person that directly or indirectly, through one or more intermediaries, control or is controlled by or is under common control with the Company.)
     2.   The Securities are "restricted securities" as defined in Rule
          144(a)(3).
     3. I have been the beneficial owner of the Securities for more than the past two years. Neither I nor any "related persons" have had a short position in, or any put or option to dispose of, any of the securities of the Company or any securities convertible into such securities of the same class at any time; and the full purchase price for the Securities was paid more than two years ago.
     4. I understand that Rule 144(k) prohibits sales made by a person who is an affiliate at the time of sale or by a person who was an affiliate of the Company during the 3 months preceding the sale. Thus, while the Company may remove the restricted legend from the certificate(s) representing my securities based upon the facts as they exist on the date of this letter, any change in my status may require the Company to reissue certificates to me with a restricted legend placed thereon.
     5. I further agree to notify the Company promptly of any changes in the facts set forth in this letter.
     6. I have not agreed to act in concert with any other person for the purpose of selling securities of the Company.

     To the best of my knowledge and belief, all of the foregoing information is accurate and complete as of the date hereof.

     Sincerely,


     ________________________________________ Date ________________________
         Howard Salamon



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                                    EXHIBIT B




















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                                    EXHIBIT C











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                                    EXHIBIT D

DURHAM JONES & PINEGAR
David L. Arrington (4267)
David W. Tufts (8736)
Chad J. Pomeroy (9224)
111 East Broadway, Suite 900
P.O. Box 4050
Salt Lake City, Utah 84110-4050
 (801) 415-3000

Attorneys for Defendant


PARR WADDOUPS BROWN GEE & LOVELESS
Robert B. Lochhead
185 South State Street, Suite 1300
Salt Lake City, Utah  84111

Attorneys for Plaintiff


                       IN THE UNITED STATES DISTRICT COURT
                       DISTRICT OF UTAH, CENTRAL DIVISION


---------------------------------------- ---------------------------------------

HOWARD SALAMON d/b/a SALAMON BROTHERS,        REQUEST FOR DISMISSAL

         Plaintiff,
                                              Case No. 2:03CV00787 TS
         vs.
                                               Honorable Ted Stewart
CIRTRAN CORP.,

         Defendant.

---------------------------------------- ---------------------------------------



















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         IT IS HEREBY STIPULATED by and between plaintiff Howard Salamon d/b/a
Salamon Brothers and defendant CirTran Corporation that plaintiff's Complaint and Supplemental Complaint in this action be dismissed with prejudice, pursuant to Rule 41(a)(2), Federal Rules of Civil Procedure, each party to bear its own attorneys' fees and costs.

Dated:  February ___, 2006          DURHAM JONES & PINEGAR


                                    --------------------------------
                                    David W. Tufts

                                    Attorneys for defendant


Dated:  February ___, 2006          PARR WADDOUPS BROWN GEE & LOVELESS


                                    --------------------------------
                                    Robert B. Lochhead

                                    Attorneys for plaintiff




















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DURHAM JONES & PINEGAR
David L. Arrington (4267)
David W. Tufts (8736)
Chad J. Pomeroy (9224)
111 East Broadway, Suite 900
P.O. Box 4050
Salt Lake City, Utah 84110-4050
 (801) 415-3000

Attorneys for Defendant


PARR WADDOUPS BROWN GEE & LOVELESS
Robert B. Lochhead
185 South State Street, Suite 1300
Salt Lake City, Utah  84111

Attorneys for Plaintiff


                       IN THE UNITED STATES DISTRICT COURT
                       DISTRICT OF UTAH, CENTRAL DIVISION


---------------------------------------- ---------------------------------------

HOWARD SALAMON d/b/a SALAMON BROTHERS,        ORDER OF DISMISSAL

         Plaintiff,
                                              Case No. 2:03CV00787 TS
         vs.
                                               Honorable Ted Stewart
CIRTRAN CORP.,

         Defendant.

---------------------------------------- ---------------------------------------








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         BASED ON THE STIPULATION by and between plaintiff Howard Salamon d/b/a
Salamon Brothers and defendant CirTran Corporation, it is ordered that plaintiff's Complaint and Supplemental Complaint in this action be, and hereby are, dismissed with prejudice, pursuant to Rule 41(a)(2), Federal Rules of Civil Procedure, each party to bear its own attorneys' fees and costs.
         Dated:  __________________

                                  BY THE COURT:

                                  -----------------------------------------
                                  Judge Ted Stewart
                                  United States District Court, District of Utah























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